       03.01.001



                               State of Florida




                              Department of State







    I certify from the records of this office that GEMCO NATIONAL, INC. is a corporation organized under the laws of the State of Florida, filed on

    May 11, 1993.


    The document number of this corporation is P93000035479.


    I further certify that said corporation has paid all fees and penalties due this office through December 31, 1993, and its status is active.


    I further certify that said corporation has not filed Articles of

    Dissolution.








                                              Given under my hand and the
                                           Great Seal of the State of Florida,
                                         at Tallahassee, the Capital, this the
                                            Eighteenth Day of May, 1993



                                                    /s/ Jim Smith
 GREAT SEAL OF THE STATE OF FLORIDA
                                                      Jim Smith
           IN GOD WE TRUST
                                                  Secretary of State





       03.01.002
                                  Exhibit "A"

                           ARTICLES OF INCORPORATION

                                      OF

                             GEMCO NATIONAL, INC.




The undersigned, incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                ARTICLE I NAME

The name of the corporation shall be:

                             GEMCO NATIONAL, INC.

                          ARTICLE II PRINCIPAL OFFICE


The mailing address of this corporation shall be:

               7200 West Camino Real, Boca Raton, Florida 33433

                           ARTICLE III CAPITAL STOCK

The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

          Thirty Million (30,000,000) Shares Par Value $.50 Per Share

                ARTICLE IV INITIAL REGISTERED AGENT AND ADDRESS

      Melvin C. Parker, 7200 West Camino Real, Boca Raton, Florida 33433

                          ARTICLE V INITIAL DIRECTORS

The name and address of the initial directors are:

Melvin C. Parker             7200 West Camino Real, Boca Raton, FL 33433
Ronald W. Hayes              7200 West Camino Real, Boca Raton, FL 33433
Donald F.U. Goebert          615 Willowbrook Lane, West Chester, PA 19382
Ernest D. Palmarella         310 Bldg.2. Radnor Corp. Ctr, Radnor, PA 19087
Jack L. Howard               2927 Montecito Avenue, Santa Rosa, CA 95404


                            ARTICLE VI INCORPORATOR

The name and street address of the incorporator to these Articles of Incorporation is:

Melvin C. Parker        7200 West Camino Real, Boca Raton, FL 33433



       03.01.003
                      ARTICLE VII AFFILIATED TRANSACTIONS

The corporation expressly elects not to be subject to the Florida
Business Corporation Law, Affiliated Transactions Statute, Fla. ,
Stat. 1989, Section 607.0901(1989 Fla. Laws. C 89-154 Section 94),
as amended or as may hereinafter be amended

                    ARTICLE VIII CONTROL-SHARE ACQUISITIONS

The corporation expressly elects not to be subject to the Florida Business Corporation Law, Control-Share Acquisition Statutes, Fla. Stat. 1989, Sections 607.0902 and 607.0903 (1989 Fla. Laws, C. 89-
154 Section 95 and 96) , as amended or as may hereinafter be amended .

The, undersigned as executed these Articles of Incorporation this
24th   day of  April, 1993


                                          /s/Melvin L. Parker
                                             Melvin L. Parker
                                             Incorporator





































       03.01.004



                          CERTIFICATE OF DESIGNATION
                            AGENT/REGISTERED OFFICE

Pursuant to the provisions of Section 607.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida submits the following statement in designating the registered office/registered agent, in the State of Florida.

l. The name of the corporation is:

                                GEMCO NATIONAL , INC.

2. The name and address of the registered agent and office is

   Melvin C. Parker 7200 West Camino  Real, Boca Raton, FL  33433



                                    SIGNATURE /s/ Melvin C. Parker
                                              Melvin C. Parker


                                     TITLE:  Incorporator

                                      DATE:   4-25-93



HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PER-FORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGA-TIONS OF MY POSITION AS REGISTERED AGENT.



                                    SIGNATURE /s/ Melvin C. Parker


                                    DATE: 4-25-93














       03.01.005


                             ARTICLES OF AMENDMENT

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF

                             GEMCO NATIONAL, INC.


        In compliance with the requirements of Section 607.1006, Florida Statutes, the undersigned corporation, desiring to amend its Articles of Incorporation, does hereby certify:


        l.  The name of the corporation is    GEMCO NATIONAL, INC.

        2.  The amendment so adopted is as follows:


        "'RESOLVED, That Article I of the Articles of Incorporation be amended to read as follows:

                     The name of the Corporation shall be:

                        INVESTORS INSURANCE GROUP, INC.



        3.      The date of the adoption of the amendment was  June 11, 1993

        4. The amendment was approved by the shareholders of the single class of shares which the corporation has authority to issue and the number of shares cast for the amendment was sufficient for approval.



        IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by its President and Secretary this
  20      day of July, 1993.'





                                            By: /s/ Melvin C. Parker

                                            Melvin C. Parker   President


	                                         Attest /s/ Richard T. Magsam

                                             Richard Magsam    Secretary